Exhibit 99.1

SORL Auto Parts Reports 40% Top Line Growth in the Second Quarter and Diluted
Earnings Per Share of $0.78 for the First Six Months of 2018

ZHEJIANG, China, August 14, 2018-- SORL Auto Parts, Inc. (NASDAQ: SORL) ("SORL" or the "Company"), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, today announced its unaudited financial results for the second quarter of 2018 and the first six months ended June 30, 2018.

Second Quarter 2018 Financial Highlights

•	Net sales increased 40.1% to $128.5 million compared with $91.7 million in the second quarter last year;

•	Gross profit increased 39.5% and the gross margin was 26.8% in the second quarter of 2018 compared to 26.9% in the same period of 2017;

•	Diluted earnings per share were $0.35 compared with $0.31 in the same quarter last year.

First Six Months of 2018 Financial Highlights

•	Net sales increased 41.9% to $236.2 million compared with $166.5 million in same period of last year;

•	Operating income increased 29.4% to$23.8 million from $18.4 million in the same period in 2017;

•	Net income attributable to stockholders increased 16.9% to $15.0 million or $0.78 per basic and diluted, compared with $12.8 million, or $0.67 per basic and diluted share in the same period of 2017.

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated, “We continue to achieve strong growth in all three business lines with a 35.0% gain in the OEM market and a 70.5% increase in aftermarket sales. Our sales are outperforming the markets as we continue to increase our market share and profits. In addition, our cash flow is strengthening our financial resources even as we reduce our debt.”

Second Quarter 2018 Financial Performance

For the second quarter of 2018, net sales increased by 40.1% to $128.5 million from $91.7 million for the second quarter of 2017. Revenues from the Company's domestic OEM customers increased by 35.0% to $62.6 million from $46.4 million in the second quarter of 2017. Commercial vehicle production and sales increased in the second quarter of 2018 and SORL continued to increase its leading market position. Sales from China's domestic aftermarket increased 70.5% to $42.8 million in the second quarter of 2018 from $25.1 million in the same quarter of 2017. Higher aftermarket product sales were generated due to the growing number of OEM warranties that expired from prior new vehicle sales in China. Also, the Chinese government’s increased support for public transportation due to greater urbanization, expanded SORL’s bus aftermarket sales. Revenues from international markets increased 13.9% to $23.1 million from $20.2 million in the second quarter of 2017 primarily due to a larger customer base.

The gross profit for the second quarter of 2018 increased 39.5% to $34.4 million from $24.7 million for the second quarter of 2017. Gross margin for the second quarter of 2018 was 26.8%, compared with a gross margin of 26.9% in the same quarter of 2017. The decrease in gross margin was primarily due to increased sales promotion during the second quarter of 2018.

Operating expenses increased 66.8% to $27.0 million from $16.2 million in the second quarter of 2017. Operating expenses rose due to higher research and development, and increased selling and distribution expenses and higher general and administrative expenses related to higher sales in the second quarter of 2018. As a percentage of revenue, operating expenses were 21.0% in the second quarter of 2018, compared with 17.6% in the second quarter of 2017.

•	Selling and distribution expenses were $14.0 million, or 10.9% of quarterly revenues, compared with $9.0 million, or 9.8% in the same quarter of 2017. The increase in expenses was mainly due to higher packaging and repair expenses and increased warranty fees.

•	General and administrative ("G&A") expenses in the second quarter of 2018 were $7.7 million, or 6.0% of revenue, compared with $4.7 million, or 5.1% in the second quarter of 2017.

•	Research and development ("R&D") expenses were $5.3 million in the second quarter of 2018 compared with $2.5 million in the same quarter of 2017. As a percentage of revenue, R&D was 4.1% in the second quarter of 2018 and compared with 2.7% of revenue in the second quarter of 2017. The R&D program mainly focused on the development of new, higher-margin, electronically controlled products, products for new energy vehicles and upgrading legacy brake products to enhance the Company’s market leadership.

Income from operations increased 11.9% to $9.8 million in the second quarter of 2018 compared with $8.8 million in the same quarter of 2017.

Interest income was $0.8 million in the second quarter of 2018, compared with $0.01 million in the same quarter in 2017.

Financial expenses were $3.5 million in the second quarter of 2018, compared with $0.5 million in the second quarter of 2017. The increase was due to a rise in interest rates and a higher amount of average loans outstanding.

Exchange differences were $1.1 million in the second quarter of 2018, compared with negative $0.4 million in the same quarter in 2017.

Income before income taxes was $8.7 million for the second quarter of 2018, compared to $7.9 million for the second quarter of 2017. The pretax income margin was 6.8% in the second quarter of 2018, compared with 9.6% in the second quarter of 2017.

The provision for income taxes was $1.2 million in the second quarter of 2018, compared with $1.3 million in the second quarter of 2017.

Net income attributable to stockholders for the second quarter of 2018 increased to $6.7 million, or $0.35 per basic and diluted share, compared with $5.9 million, or $0.31 on per basic and diluted share, in the second quarter of 2017.

First Six Months 2018 Financial Performance

Net sales for the first six months of 2018 increased 41.9% to $236.2 million from $166.5 million for the first six months of 2017. Net sales from the Company's China OEM market increased 34.4% to $114.4 million from $85.2 million in the same period in 2017. Revenues from China's domestic aftermarket increased 71.1% to $80.9 million from $47.1 million in the first six months of 2017. Revenues from international markets increased 19.5% to $40.9 million from $34.2 million in the first six months of 2017.

Gross profit for the first six months of 2018 increased 41.4% to $64.6 million from $45.7 million in the same period in 2017. Gross margin for the six months ended June 30, 2018, was 27.4% compared to 27.5% for the first six months of 2017.

Operating income for the first six months of 2018 increased 29.4% to $23.8 million from $18.4 million in the same period in 2017. Operating margin was 10.1% versus 11.1% in first six months of 2017.

Net income attributable to stockholders for the first six months of 2018 was $15.0 million, or $0.78 per basic and diluted share, compared with $12.8 million, or $0.67 per basic and diluted share, in the same period in 2017.

Balance Sheet

As of June 30, 2018, the Company had cash and cash equivalents of $24.5 million up from $22.7 million at March 31, 2018 and $4.2 million at December 31, 2017. Cash and cash equivalents plus restricted cash was $76.4 million on June 30, 2018, up from $69.3 million at March 31, 2018 and up from $4.6 million at December 31, 2017. Inventories increased to $136.9 million at June 30, 2018 from $114.3 million at December 31, 2017. Bank acceptance notes from customers increased to $129.7 million on June 30, 2018 from $116.0 million, and accounts receivables were $183.1 million compared with $134.4 million on December 31, 2017. Short-term bank loans declined to $162.2 million from $239.6 million at March 31, 2018, and was $125.4 million at December 31, 2017. Total equity was $214.0 million at June 30, 2018. On June 30, 2018, working capital was $87.4 million.

Business Outlook

For the fiscal year 2018, management has reiterated its expectation for annual net sales to be approximately $450 million and net income to be approximately $28.0 million. These targets are based on the Company's current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Tuesday, August 14, 2018 at 8:00 P.M. EDT which is also 8:00 A.M. Beijing Time on Wednesday, August 15, 2018 to discuss its 2018 second quarter and six months results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +86-400-120-2840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 8:00 P.M. EDT on September 14, 2018, or 8:00 A.M. Beijing Time on September 15, 2018. The replay dial-in numbers are: U.S. toll free number +1-877-481-4010 or the international number +1-919-882-2331; using Conference ID " 36631 " to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Kevin Theiss

Investor Relations

Awaken Advisors

646-726-6511
kevin.theiss@awakenlab.com

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SORL Auto Parts, Inc. and Subsidiaries

Consolidated Balance Sheets

June 30, 2018 and December 31, 2017

	June 30, 2018		December 31, 2017
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	US$	24,525,413	US$	4,221,940
Accounts receivable, net, including $1,503,376 and $1,297,734 from related party at June 30, 2018 and December 31, 2017, respectively		183,072,448		134,384,961
Bank acceptance notes from customers		129,662,579		116,040,688
Inventories		136,914,131		114,300,564
Prepayments, current, including $3,440,141 and $999,527 to related party at June 30, 2018 and December 31, 2017, respectively		26,885,985		8,826,004
Restricted cash		51,858,438		376,236
Advances to related parties		31,997,128		72,318,224
Other current assets, net		9,608,654		5,555,568
Total Current Assets		594,524,776		456,024,185

Property, plant and equipment, net		84,281,312		79,828,006
Land use rights, net		22,266,453		14,912,134
Intangible assets, net		-		3,341
Deposits on loan agreements		10,579,452		10,712,865
Prepayments, non-current		31,050,766		16,594,987
Deferred tax assets		3,566,820		4,240,424
Total Non-current Assets		151,744,803		126,291,757
Total Assets	US$	746,269,579	US$	582,315,942

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $7,397,162 and $15,896,804 due to related parties at June 30, 2018 and December 31, 2017, respectively	US$	222,438,493	US$	118,051,633
Deposits received from customers		62,481,147		43,087,473
Short term bank loans		162,173,062		125,380,899
Current portion of long term loans		23,938,329		24,266,031
Income tax payable		1,348,557		3,249,727
Accrued expenses		19,007,341		25,154,658
Due to related party		11,536,621		1,572,963
Deferred income		755,675		1,020,273
Other current liabilities		3,403,573		2,857,130
Total Current Liabilities		507,082,798		344,640,787

Long term loans, less current portion and net of unamortized debt issuance costs		25,177,921		37,383,224
Total Non-current Liabilities		25,177,921		37,383,224
Total Liabilities		532,260,719		382,024,011

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of June 30, 2018 and December 31, 2017		-		-
Common stock - $0.002 par value; 50,000,000 authorized, 19,304,921 issued and outstanding as of June 30, 2018 and December 31, 2017		38,609		38,609
Additional paid-in capital		(28,582,654)		(28,582,654)
Reserves		19,064,049		17,562,357
Accumulated other comprehensive income		13,231,502		15,903,188
Retained earnings		181,759,559		168,244,329
Total SORL Auto Parts, Inc. Stockholders' Equity		185,511,065		173,165,829
Noncontrolling Interest In Subsidiaries		28,497,795		27,126,102
Total Equity		214,008,860		200,291,931
Total Liabilities and Equity	US$	746,269,579	US$	582,315,942

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income (Loss)

For the Three and Six Months Ended June 30, 2018 and 2017 (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018		2017		2018		2017

Sales	US$	128,504,952	US$	91,729,568	US$	236,231,634	US$	166,475,962
Include: sales to related parties		5,962,527		2,702,573		13,663,581		6,322,970
Cost of sales		94,074,682		67,056,897		171,601,878		120,757,355
Gross profit		34,430,270		24,672,671		64,629,756		45,718,607

Expenses:
Selling and distribution expenses		13,956,009		8,985,562		23,993,870		14,594,185
General and administrative expenses		7,694,411		4,710,522		12,468,189		8,755,435
Research and development expenses		5,331,956		2,481,563		8,922,358		4,536,659
Total operating expenses		26,982,376		16,177,647		45,384,417		27,886,279

Other operating income, net		2,379,227		288,472		4,576,551		578,709

Income from operations		9,827,121		8,783,496		23,821,890		18,411,037

Interest income		811,580		11,475		2,299,844		22,025
Government grants		609,592		84,395		743,525		113,304
Other income		175,627		50		202,693		714
Interest expenses		(3,529,416)		(542,176)		(6,883,127)		(1,023,336)
Exchange differences		1,091,208		(417,118)		489,922		(509,850)
Other expenses		(254,271)		(25,490)		(1,145,085)		(140,289)

Income before income taxes provision		8,731,441		7,894,632		19,529,662		16,873,605

Provision for income taxes		1,238,752		1,311,509		2,844,193		2,597,683

Net income	US$	7,492,689	US$	6,583,123	US$	16,685,469	US$	14,275,922

Net income attributable to noncontrolling interest in subsidiaries		749,269		658,312		1,668,547		1,427,592

Net income attributable to common stockholders	US$	6,743,420	US$	5,924,811	US$	15,016,922	US$	12,848,330

Comprehensive income:
Net income	US$	7,492,689	US$	6,583,123	US$	16,685,469	US$	14,275,922
Foreign currency translation adjustments		(11,013,074)		3,223,520		(2,968,540)		4,134,952
Comprehensive income (loss)		(3,520,385)		9,806,643		13,716,929		18,410,874
Comprehensive income (loss) attributable to noncontrolling interest in subsidiaries		(352,038)		980,664		1,371,693		1,841,087
Comprehensive income (loss) attributable to common stockholders	US$	(3,168,347)	US$	8,825,979	US$	12,345,236	US$	16,569,787

Weighted average common share - basic		19,304,921		19,304,921		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921		19,304,921		19,304,921

EPS - basic	US$	0.35	US$	0.31	US$	0.78	US$	0.67

EPS - diluted	US$	0.35	US$	0.31	US$	0.78	US$	0.67

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2018 and 2017 (Unaudited)

	Six Months Ended June 30,
	2018		2017

Cash Flows From Operating Activities
Net income	US$	16,685,469	US$	14,275,922

Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Allowance for doubtful accounts		1,445,353		381,715
Depreciation and amortization		5,832,558		4,187,811
Amortization of debt issuance costs		697,633		4,566
Gain on disposal of fixed assets		(73,809)		-
Deferred income tax		642,345		-
Changes in assets and liabilities:
Account receivable		(52,930,675)		(16,819,493)
Bank acceptance notes from customers		36,822,604		3,181,918
Other currents assets		(5,158,214)		(3,197,226)
Inventories		(24,642,342)		(16,436,720)
Prepayments, current		(25,749,865)		4,815,945
Accounts payable and bank acceptance notes to vendors		99,655,568		(395,358)
Income tax payable		(1,918,494)		438,458
Deposits received from customers		20,470,159		8,402,222
Deferred income		(259,132)		-
Other current liabilities and accrued expenses		(5,426,422)		(2,087,738)
Net Cash Flows Provided By (Used In) Operating Activities		66,092,736		(3,247,978)

Cash Flows From Investing Activities
Acquisition of property, equipment and land use rights		(33,712,960)		(29,561,593)
Advances to related parties		(190,438,634)		-
Repayments of advances to related parties		222,337,244		-
Net Cash Flows Used In Investing Activities		(1,814,350)		(29,561,593)

Cash Flows From Financing Activities
Proceeds from short term bank loans		296,959,191		41,540,998
Repayments of short term bank loans		(256,944,835)		(23,035,449)
Proceeds from related parties		311,026,410		62,786,671
Repayments to related parties		(328,443,191)		(54,076,148)
Repayments of long term loans		(12,800,786)		-
Net Cash Flows Provided By Financing Activities		9,796,789		27,216,072

Effects on changes in foreign exchange rate		(2,289,500)		314,449

Net change in cash, cash equivalents, and restricted cash		71,785,675		(5,279,050)

Cash, cash equivalents, and restricted cash - beginning of the period		4,598,176		13,533,776

Cash, cash equivalents, and restricted cash - end of the period	US$	76,383,851	US$	8,254,726

Supplemental Cash Flow Disclosures:
Interest paid	US$	5,521,273	US$	785,502
Income taxes paid	US$	4,120,342	US$	2,154,659

Non-cash Investing and Financing Transactions

Loans from related parties in the form of bank acceptance notes	US$	33,721,267	US$	14,375,855
Repayments to related party in the form of bank acceptance notes	US$	5,846,083	US$	-
Repayments from related party in the form of bank acceptance notes	US$	19,612,146	US$	-

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents		$24,525,413		$7,892,336
Restricted cash		51,858,438		362,390
Total cash, cash equivalents, and restricted cash	US$	76,383,851	US$	8,254,726

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